           As filed with the Securities and Exchange Commission on July 21, 1994
                                           Registration No. 33- ________________

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                    ------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                                    ------
                           MELLON BANK CORPORATION
            (Exact name of registrant as specified in its charter)

                                 PENNSYLVANIA
                       (State or other jurisdiction of
                        incorporation or organization)

                                  25-1233834
                               (I.R.S. Employer
                             Identification No.)

                            ONE MELLON BANK CENTER
                               500 GRANT STREET
                     PITTSBURGH, PENNSYLVANIA  15258-0001
             (Address of Principal Executive Offices) (Zip Code)

         THE DREYFUS CORPORATION 1989 NON-QUALIFIED STOCK OPTION PLAN THE DREYFUS CORPORATION/MELLON BANK CORPORATION CONVERSION PLAN FOR
                    DREYFUS BOOK VALUE SHARES AND OPTIONS
                          (Full title of the plans)

                                    ------
                            JAMES M. GOCKLEY, ESQ.
                   ASSISTANT GENERAL COUNSEL AND SECRETARY
                           MELLON BANK CORPORATION
                            ONE MELLON BANK CENTER
                               500 GRANT STREET
                     PITTSBURGH, PENNSYLVANIA 15258-0001
                   (Name and address of agent for service)
 Telephone number, including area code, of agent for service: (412) 234-5222

                       CALCULATION OF REGISTRATION FEE

=======================================================================================================
   Title of                                    Proposed             Proposed
  securities                Amount             maximum              maximum               Amount of
     to be                   to be          offering price         aggregate            registration
  registered              registered         per share(1)       offering price(1)           fee
Common Stock,
  par value $.50
  per share(2) .....   1,318,813 shares        $35.16             $46,366,105             $15,988.31
=======================================================================================================

(1) With respect to 1,233,813 shares issuable under The Dreyfus Corporation 1989 Non-Qualified Stock Option Plan, calculated pursuant to Rule 457(h)(1) upon the basis of the price at which outstanding options may be exercised. With respect to 85,000 shares issuable under The Dreyfus Corporation/Mellon Bank Corporation Conversion Plan for Dreyfus Book Value Shares and Options, calculated pursuant to Rule 457(h)(1) upon the basis of the average of the high and low sales prices of the Common Stock, as reported on the New York Stock Exchange on July 14, 1994.

(2) Includes preferred stock purchase rights. Prior to the occurrence of certain events, these rights will not be exercisable or evidenced separately from the Common Stock.



~
                                    PART II

                            INFORMATION REQUIRED IN
                             REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The following documents heretofore filed with the Securities and Exchange Commission by Mellon Bank Corporation (the "Corporation") (Commission File No. 1-7410) pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated in this Registration Statement by reference and made a part hereof:

                (1) The Corporation's Annual Report on Form 10-K for the year ended December 31, 1993, as amended, filed pursuant to Section 13 of the Exchange Act;

                (2) All other reports, including quarterly reports on Form 10-Q and current reports on Form 8-K, filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 1993;

                (3) The description of the Corporation's Common Stock set forth in the Corporation's Registration Statement on Form 8-A dated June 10, 1981, filed pursuant to Section 12(b) of the Exchange Act, including all reports updating such description; and

                (4) The description of the rights set forth in the Corporation's Registration Statement on Form 8-A dated August 15, 1989, including all reports updating such description.

       Each document or report filed by the Corporation with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents, until the information contained in such document is superseded or updated by any subsequently filed document which is incorporated by reference in this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

       Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

       The validity of the Common Stock covered by this Registration Statement will be passed upon for the Corporation by James M. Gockley, Esq., Assistant General Counsel and Secretary of the Corporation, One Mellon Bank Center, Pittsburgh, Pennsylvania 15258. As of July 15, 1994, Mr. Gockley was the beneficial owner of approximately 1,200 shares of Common Stock of the Corporation and held options issued by the Corporation pursuant to the Corporation's Long-Term Profit Incentive Plan (1981) covering an additional 5,758 shares of such Common Stock.





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
ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       The Restated Articles of Incorporation, as amended, of the Corporation (the "Articles") provide that, except as prohibited by law, every director and officer of the Corporation shall be entitled as of right to be indemnified by the Corporation against fees and expenses and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Corporation or otherwise, in which such person may be involved as a party or otherwise (subject to certain limitations in the case of actions by such person against the Corporation) by reason of such person being or having been a director or officer of the Corporation or serving or having served at the request of the Corporation as a director, officer, fiduciary or other representative of another entity. The Articles also give to indemnitees the right to have their expenses in defending such actions paid in advance by the Corporation, subject to any obligation imposed by law or otherwise to reimburse the Corporation in certain events. The Corporation has entered into an indemnity agreement (the "Indemnity Agreement") with each director and certain of its officers which provides a contractual right to indemnification against such expenses and liabilities (subject to certain limitations and exceptions) and a contractual right to advancement of expenses and contains additional provisions regarding determination of entitlement, defense of claims, rights of contribution and other matters.

       The Pennsylvania Business Corporation Law permits a corporation to indemnify its directors and officers, and to pay their expenses in advance, subject to certain limitations and exceptions. The specific indemnity provisions, which are by their terms not intended to be exclusive, are, in general, not as broad as the provisions of the Articles and the Indemnity Agreement; however, one provision would preclude indemnification in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, and another provision requires that advances of expenses may be made by a corporation only upon receipt of an undertaking to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.

       The Corporation has purchased liability insurance policies covering its directors and officers to insure against claims arising out of certain alleged wrongful acts on the part of such directors and officers and against claims arising out of certain alleged breaches of fiduciary duty under the Employee Retirement Income Security Act of 1974 on the part of such directors and officers.

       Article Seventh of the Articles and Article Two of the Corporation's By-Laws, as amended, both adopted by the shareholders of the Corporation at their annual meeting on April 20, 1987, further provide that, to the fullest extent that the laws of Pennsylvania, as in effect on January 27, 1987 or as thereafter amended, permit elimination or limitation of the liability of directors, no director of the Corporation shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a director. The Pennsylvania Business Corporation Law provides that whenever the by-laws of a corporation by a vote of the shareholders so provide, a director shall not be personally liable for monetary damages as such for any action taken, or failure to take any action, unless (i) the director has breached or failed to perform the duties of his office under the standard of care and justifiable reliance specified in such act and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. These provisions do not apply to (i) responsibility or liability of a director pursuant to any criminal statute or (ii) the liability of a director for payment of taxes.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

       Not applicable.

ITEM 8.  EXHIBITS.

        An Exhibit Index, containing a list of all exhibits filed with this registration statement, is included on page II-6.


ITEM 9.  UNDERTAKINGS.

       (A)  RULE 415 OFFERING.

            The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                               (i)  To include any prospectus required by
                    section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement;

                    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (B)  FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY
REFERENCE.

       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (H)     FILING OF REGISTRATION STATEMENT ON FORM S-8.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


                           MELLON BANK CORPORATION

       PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, MELLON
BANK CORPORATION CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PITTSBURGH, COMMONWEALTH OF PENNSYLVANIA, ON THE 19TH DAY OF JULY, 1994.


                                              MELLON BANK CORPORATION


                                              BY:  FRANK V. CAHOUET
                                                  ---------------------------
                                                  Frank V. Cahouet
                                                  CHAIRMAN, PRESIDENT
                                                  AND CHIEF EXECUTIVE OFFICER


       PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 19TH DAY OF JULY, 1994.


                                                   STEVEN G. ELLIOTT
                                                  ---------------------------
                                                  Steven G. Elliott
                                                  PRINCIPAL FINANCIAL OFFICER
                                                  AND PRINCIPAL ACCOUNTING
                                                  OFFICER


BURTON C. BORGELT, Director; CAROL R. BROWN, Director; FRANK V. CAHOUET, Director and Principal Executive Officer; J. W. CONNOLLY, Director; CHARLES A. CORRY, Director; C. FREDERICK FETTEROLF, Director; IRA J. GUMBERG, Director; PEMBERTON HUTCHINSON, Director; ROTAN E. LEE, Director; ANDREW W. MATHIESON, Director; ROBERT MEHRABIAN, Director; SEWARD PROSSER MELLON, Director; DAVID S. SHAPIRA, Director; H. ROBERT SHARBAUGH, Director; W. KEITH SMITH, Director; JOAB L. THOMAS, Director; WESLEY W. von SCHACK, Director; WILLIAM J. YOUNG, Director.


                                              BY:  JAMES M.  GOCKLEY
                                                  ---------------------------
                                                  James M. Gockley,
                                                  ATTORNEY-IN-FACT

                           MELLON BANK CORPORATION
         THE DREYFUS CORPORATION 1989 NON-QUALIFIED STOCK OPTION PLAN THE DREYFUS CORPORATION/MELLON BANK CORPORATION CONVERSION PLAN FOR
                    DREYFUS BOOK VALUE SHARES AND OPTIONS
                                    ______

                     REGISTRATION STATEMENT ON FORM S-8
                                    ______

                                EXHIBIT INDEX
                   (PURSUANT TO ITEM 601 OF REGULATION S-K)

EXHIBIT
  NO.               DESCRIPTION AND METHOD OF FILING
- -------             --------------------------------
  4.1       Article Fifth of Mellon Bank Corporation's Restated Articles of
            Incorporation, as amended, relating to the Common Stock, par value
            $0.50, previously filed as Exhibit 3.1 to Quarterly Report on Form
            10-Q for the quarter ended September 30, 1993, and incorporated herein by reference.

  4.2 Statement affecting Series B Preferred Stock, $1.00 Par Value, previously filed as Exhibit 3.2 on Form 10-K for the year ended
            December 31, 1993, and incorporated herein by reference.

  4.3 Mellon Bank Corporation's Shareholder Protection rights Agreement and Form of Rights Certificate, previously filed as Exhibit 1 to Form 8-A Registration Statement dated August 15, 1989, and incorporated herein by reference.

  5.1 Opinion of James M. Gockley, Esq. as to the legality of the shares of Common Stock being registered, filed herewith.

 23.1 Consent of James M. Gockley, Esq. (included in Exhibit 5.1 filed herewith).

 23.2       Consent of KPMG Peat Marwick, filed herewith.

 24.1       Powers of Attorney, filed herewith.


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